UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2012

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Agenus Inc. announced today the second complete set of results from the Phase 3 trial of GlaxoSmithKline's (NYSE: GSK) RTS,S malaria vaccine candidate (also known as Mosquirix™), which contains Agenus' QS-21 Stimulon adjuvant, were published online in the New England Journal of Medicine and announced at the International Vaccines for Africa Conference in Cape Town, South Africa. QS-21 Stimulon is a component of AS01, one of GSK's proprietary adjuvant systems used in RTS,S. When administered with standard childhood vaccines in the Phase 3 study1, efficacy of the RTS,S vaccine candidate against clinical and severe malaria in infants aged 6 to 12 weeks was 31% (clinical) and 37% (severe)2 over 12 months of follow-up after the third vaccine dose.3

The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

1Standard childhood vaccines used were the combined diphtheria-tetanus-whole-cell-pertussis, hepatitis B, and Haemophilus influenzae type b vaccine (DTPwHepB/Hib) and the oral polio virus vaccine (OPV)

2Based on According To Protocol (ATP) statistical methodology

3Average risk for malaria in the control group was 0.9 clinical episodes per child per year and 2.3% of the children experienced at least one episode of severe malaria

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1 Press Release dated November 9, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
November 9, 2012 (Date)	/s/ GARO H. ARMEN Garo H. Armen Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 9, 2012